Exhibit 5.1

June 24, 2015

Sun Communities, Inc.
27777 Franklin Road, Suite 200
Southfield, Michigan 48034

Re:    Sun Communities, Inc. - Registration Statement on Form S-3
(File No: 333-203502) (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as special Maryland counsel to Sun Communities, Inc. (the “Company”), a corporation incorporated under the laws of the State of Maryland, in connection with the Company’s issuance, pursuant to the terms of the Transaction Documents, as defined below, of (i) 34,219 shares of the Company’s 6.50% Series A-4 Cumulative Convertible Preferred Stock (“Series A-4 Preferred Stock”) issued pursuant to the Transaction Documents and (ii) 40,872 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), consisting of (A) 25,664 shares of Common Stock issued pursuant to the Transaction Documents (together with the Series A-4 Preferred Stock, the “Shares”), and (B) up to 15,208 shares of Common Stock (the “Conversion Shares” and together with the Shares, the “Securities”) initially issuable upon conversion of the Series A-4 Preferred Stock. The above-referenced Registration Statement filed under the Securities Act of 1933, as amended, and the regulations promulgated thereunder, includes a prospectus and a prospectus supplement (the “Prospectus Supplement”) to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (collectively, the “Prospectus”) to be furnished to potential purchasers of the Shares or the Conversion Shares to be offered for sale by the selling stockholder named in the Prospectus Supplement. We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

In our capacity as special Maryland counsel to the Company and for purposes of this opinion, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Articles of Incorporation of the Company, as amended or supplemented from time to time (the “Charter”), certified as of the date hereof by an officer of the Company; (c) the Second Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company; (d) certain resolutions of the Board of Directors of the Company regarding the Post-Closing Agreement, as defined below, and the transactions contemplated thereby; (e) a certificate of the Company regarding certain matters related to the issuance and sale of the securities pursuant to the Transaction Documents and the transactions contemplated thereby; (f) a certificate of the Maryland State Department of Assessments and Taxation dated June 12, 2015 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland; (g) the Subscription Agreement, dated as of July 30, 2014 (the “Subscription Agreement”), by and among Green Courte Real Estate

Sun Communities, Inc.
June 24, 2015

Partners III, LLC (“Fund 3”), the Company and Sun Communities Operating Limited Partnership (“SCOLP”); (h) the Post-Closing Agreement dated as of June 19, 2015, by and among Green Courte
Real Estate Partners Liquidating Trust, Green Courte Real Estate Partners II, LLC, GCP Fund II REIT, LLC, Fund 3, GCP Fund III REIT, LLC, GCP Fund II Ancillary Holdings, LLC, GCP Fund III Ancillary Holdings, LLC, SCOLP, the Company and Sun Home Services, Inc. (the “Post-Closing Agreement” and, together with the Subscription Agreement, the “Transaction Documents”); and (i) such other documents and matters as we have deemed necessary and appropriate to render this opinion, subject to the limitations, assumptions, and qualifications contained herein.

In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

A.Each natural person executing any of the documents that we have reviewed is legally competent to do so.

B.All documents submitted to us as originals are authentic, the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, all documents submitted to us as certified or photostatic or facsimile copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, all documents submitted to us and public records reviewed or relied upon are accurate and complete, and there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of the documents we have reviewed in connection with this opinion, by action or omission of the parties or otherwise.

C.    All representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers, (ii) made by officers or representatives of the Company, including certifications made in the Certificate, and (iii) in any documents we have reviewed are accurate, true, correct and complete in all material respects.

D.    The persons identified to us as officers of the Company are actually serving as such and any certificates representing the Securities will be properly executed by one or more such persons.

We have also assumed that: (1) with respect to our opinions in paragraph (2) below, as of each and every time any of the shares of Series A-4 Preferred Stock are converted into Conversion Shares, (i) there will not have occurred any change in the law or the facts affectingthe validity of the Conversion Shares, (ii) the Charter, Bylaws and the resolutions authorizing the Company to enter into the Transaction Documents and to issue the Securities will not have been amended, repealed or revoked, and (iii) the Company will remain duly organized, validly existing and in good standing under Maryland law; (2) at the time of the issuance of the Conversion Shares, the Company or its transfer agent will record in the Company’s stock ledger the name of the persons to whom such shares are issued; and (3) none of the Securities were or will be issued in violation of the restrictions on ownership and transfer set forth in Article VII of the Charter.

Sun Communities, Inc.
June 24, 2015

Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.	The Shares are validly issued, fully paid and nonassessable.

2.
The Conversion Shares, when issued and delivered pursuant to and in accordance with the terms of the Transaction Documents and the Series A-4 Preferred Stock, against payment of the consideration therefor as contemplated therein, will be validly issued, fully paid and nonassessable.

The foregoing opinions are based on and are limited to the Maryland General Corporation Law (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of the laws of any other jurisdiction. The opinions expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinions expressed herein if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinion expressed herein after the date hereof.

Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

Sun Communities, Inc.
June 24, 2015

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the filing of the Prospectus Supplement (the “Form 8-K”), which will be incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Form 8-K and to the reference to our firm under the caption “Legal Matters” in the Prospectus. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.
Very truly yours,

OBER, KALER, GRIMES & SHRIVER,
A PROFESSIONAL CORPORATION

By: /s/ Kenneth B. Abel
Kenneth B. Abel, Shareholder